UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
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General Dynamics Corporation

(Name of Registrant as Specified in Its Charter)

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SUPPLEMENT TO THE

PROXY STATEMENT DATED MARCH 20, 2009

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2009

April 23, 2009

To the Shareholders of General Dynamics Corporation:

On or about March 20, 2009, General Dynamics Corporation (the “Company”) mailed a proxy statement to you describing the matters to be voted on at the annual meeting to be held on Wednesday, May 6, 2009, including approval of the General Dynamics 2009 Equity Compensation Plan (the “Plan”). After mailing the proxy statement, the Compensation Committee of the Board of Directors approved amendments to the Plan to (i) reduce the maximum number of shares available for grants of restricted stock and participation units and (ii) preclude the reuse of shares underlying awards of stock options or restricted stock that are forfeited, terminated or canceled, or used to pay the purchase price or cover taxes on awards. The specific changes to the Plan are as follows:

•	Revise the third sentence of Section 6 of the Plan to reduce the maximum number of shares available for grants of restricted stock and participation units to 5,000,000 from 10,000,000.

•	Delete the following two sentences from Section 6 of the Plan:

“Shares of Common Stock subject to an Award that expire unexercised, or that are forfeited, terminated or canceled (in whole or in part), shall thereafter again be available for grant under the Plan, except as otherwise provided by the Committee. To the extent any shares of Common Stock covered by an Award are not issued to a Participant or Beneficiary because instead such shares are used to satisfy the applicable tax withholding obligations or to pay the purchase price of any Option or other Award or to the extent unrestricted shares of Common Stock are delivered by a Participant or Beneficiary to satisfy such obligations, then any such withheld or delivered shares shall be available for grant pursuant to the Plan, except as otherwise provided by the Committee.”

The amended Plan will be presented for approval at the Annual Meeting of Shareholders to be held on Wednesday, May 6, 2009.

A copy of the Plan incorporating the amendments is attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on the date hereof with the Securities and Exchange Commission (“SEC”). The Current Report on Form 8-K and other public filings are available through the SEC’s website at www.sec.gov and on our website at www.generaldynamics.com.

Important Information Regarding Voting

If you have already voted (either before or after the date of this supplement) indicating a vote in favor of the Plan, such vote will constitute a vote in favor of the Plan, as amended. If you have already voted and would like to change your vote on any matter, you may revoke your proxy by following the instructions given under “Revoking a Proxy” on pages 3 and 4 of the General Dynamics 2009 Proxy Statement, which was filed with the SEC on March 20, 2009.